Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2017, on the financial statements of NextGen Dealer Solutions, LLC as of December 31, 2016 and 2015, and for the year ended December 31, 2016, and period December 10, 2015 to December 31, 2015, appearing in RumbleOn, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
July 7, 2017